UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 31, 2014

SYMETRA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

777 108th Avenue NE, Suite 1200 Bellevue, Washington	98004
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (425) 256-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 31, 2014, Symetra Financial Corporation (“Symetra”), on behalf of itself and certain of its subsidiaries, entered into a new investment management agreement (the “New Agreement”) with White Mountains Advisors LLC (“WMA”) to replace a prior investment management agreement (“Prior Agreement”) with WMA, which terminated December 31, 2014. Notice of such termination was previously reported by Symetra on Form 8-K filed November 5, 2014. WMA is a wholly owned subsidiary of White Mountains Insurance Group, Ltd., which beneficially owns approximately 17% of Symetra’s common stock. Mr. David T. Foy, one of Symetra’s directors, serves as executive vice president and chief financial officer of White Mountains Insurance Group, Ltd.
The New Agreement was necessitated by the transition of certain portfolio management functions including hedging and alternative investments, oversight of investment advisors and certain operational responsibilities from WMA to Symetra effective January 1, 2015. WMA remains investment advisor for the majority of Symetra’s investments, including its investment grade bond portfolio, and will continue to have full discretion and authority to make investment decisions on Symetra’s behalf and at Symetra’s sole risk with regard to Symetra’s investment account (“Investment Account”) with WMA. Investment Account assets are held in one or more accounts in the custody of a bank or similar entity designated by Symetra. Symetra is responsible for custodial arrangements and the payment of all custodial charges and fees.
Under the New Agreement, Symetra pays WMA a quarterly management fee that is computed and paid on the basis of the assets in the Investment Account at book value. The fee is equal to one-fourth of the annual fee rate shown below and is substantially similar to the payment structure and fee under the Prior Agreement.

Book Value of Investment Account	Annual Fee
Up to $1 billion	0.10% of net assets
Over $1 billion, up to $2 billion	0.085% of net assets
Over $2 billion, up to $5 billion	0.075% of net assets
Over $5 billion	0.025% of net assets
The New Agreement may be terminated by either party without penalty by written notice to the other party at least sixty (60) days prior to the date upon which such termination is to be effective.
The foregoing is only a summary of the material terms of the New Agreement and is qualified in its entirety by reference to the New Agreement, which is attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.1	Investment Management Agreement between Symetra Financial Corporation and White Mountains Advisors LLC, dated December 31, 2014 and effective January 1, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMETRA FINANCIAL CORPORATION

	By:	/s/ David S. Goldstein
	Name:	David S. Goldstein
	Title:	Senior Vice President, General Counsel
and Secretary
Date: January 7, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Investment Management Agreement between Symetra Financial Corporation and White Mountains Advisors LLC, dated December 31, 2014 and effective January 1, 2015.